Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Executive VP & CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces the Retirement in 2016 of Randy Nickerson, Chief Commercial Officer, and Other Senior Management Organizational Changes

DENVER—May 2, 2015—MarkWest Energy Partners, L.P (NYSE: MWE) today announced that Randy S. Nickerson, Executive Vice President and Chief Commercial Officer, will be retiring in early 2016.  Mr. Nickerson joined MarkWest in 1996 and has held a number of executive leadership positions, including for the past nine years the role of Chief Commercial Officer. Mr. Nickerson’s decision to retire will bring to close a remarkable career of nearly 20 years of service to the Partnership and value creation for its customers and unitholders.  Until his retirement, Mr. Nickerson will continue to be supported by Scott Garner, Vice President of Corporate Development, on the development of strategic NGL downstream projects in the Northeast and, following his retirement, Mr. Nickerson will continue to provide consulting services to MarkWest.

“The MarkWest team is extraordinary and I have been honored to play a role in the significant growth of the company over the past 20 years,” commented Randy Nickerson. “MarkWest is incredibly well positioned and has an enormously exciting future. I look forward to supporting MarkWest’s continuing success during 2015 and beyond.”

Effective June 1, 2015, Greg S. Floerke, currently the Senior Vice President of Operations for the Northeast Region, will be promoted to the position of Executive Vice President and Chief Commercial Officer, reporting to the Chief Executive Officer. Mr. Floerke has over 25 years of experience in the energy, engineering and construction industries, including over 15 years of experience serving in senior management and executive level roles.  He brings significant business development, project management, and general management experience to his new role at MarkWest.  Mr. Floerke will work closely with Mr. Nickerson prior to his departure to ensure a seamless transfer of responsibilities, which will include the strategic management of our existing producer relationships and the development of new commercial opportunities.

As a result of these executive management changes, the responsibilities of Nancy K. Buese, Executive Vice President and Chief Financial Officer, will be expanded to include Mergers and Acquisitions and Joint Venture Management.  The responsibilities of John C. Mollenkopf, Executive Vice President and Chief Operating Officer, will also be expanded to include the NGL and Gas Marketing functions. Also, David A. Fitch, currently the Vice President of Engineering for the Northeast Region will be promoted to Senior Vice President of Operations, Northeast Region replacing Mr. Floerke and John Paul Elder, currently the Director of Engineering for the Northeast Region will be promoted to Vice President Engineering, Northeast Region.

“Randy has made an extraordinary contribution to MarkWest,” commented Frank Semple, Chairman, President, and Chief Executive Officer of MarkWest. “Our successful midstream growth strategy, focused on high-performance shale plays, and our leading position in the Marcellus and Utica shales are a direct result of Randy’s vision and leadership. His ability to anticipate and understand our customer’s comprehensive objectives and create win-win strategies and solutions has been a critical component of our success and best-in-class service.  Randy will continue to focus throughout the year on critical projects, and together with Greg will work closely with our customers and partners to ensure a smooth and complete transition.  Greg has a deep background in midstream operations, engineering and business development, and I am extremely pleased to have such a strong and experienced executive stepping into Randy’s role as our Chief Commercial Officer.”

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MarkWest Energy Partners, L.P. is a master limited partnership that owns and operates midstream service businesses. We have a leading presence in many natural gas resource plays including the Marcellus Shale, Utica Shale, Huron/Berea Shale, Haynesville Shale, Woodford Shale and Granite Wash formation.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2014. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, Chairman, President & CEO

Nancy Buese, Executive VP & CFO

Josh Hallenbeck, VP of Finance & Treasurer

866-858-0482

investorrelations@markwest.com